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                                                                   EXHIBIT 23.10



                                ARTHUR ANDERSEN



                                                      Arthur Andersen LLP



November 1, 1996



                                                       101 Eisenhower Parkway
                                                       Roseland NJ 07068-1099
                                                       201 403 6100



Sun International Hotels Limited
1415 East Sunrise Boulevard
Ft. Lauderdale, Florida 33304



Dear Sirs:



    As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 31, 1996 (except with respect to the matter discussed in Note 21, as to which the date is April 4, 1996) included in the Company's Form 20-F for the year ended December 31, 1995 and to all references to our Firm included in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 of Sun International Hotels Limited.



                                          /s/ ARTHUR ANDERSEN
                                          ARTHUR ANDERSEN



London
England